EXHIBIT 99.2

FOR IMMEDIATE RELEASE

HOLLIS-EDEN PHARMACEUTICALS PROVIDES UPDATE ON FINAL STAGES OF

NEGOTIATIONS FOR BIOSHIELD PROCUREMENT CONTRACT

SAN DIEGO, CA – November 3, 2006 – Hollis-Eden Pharmaceuticals, Inc. (NASDAQ:HEPH) today provided an update on its progress in negotiations with the Department of Health and Human Services (HHS) on a potential BioShield procurement contract for NEUMUNE®, the Company’s lead drug candidate for Acute Radiation Syndrome (ARS).

As previously announced, Hollis-Eden was informed by HHS in late June that the Company “is within the competitive range for discussion and further evaluation” on a potential procurement contract for NEUMUNE. Hollis-Eden has been engaged since then in ongoing productive negotiations with HHS and has recently been advised that the Company is still in the competitive range for an ARS contract award. Hollis-Eden is not aware of any other company that remains in the competitive range for this contract award.

As a follow-up to a face-to-face meeting with HHS last week, Hollis-Eden received a letter from HHS yesterday indicating that after request and receipt of the Company’s final proposal revisions, the government must complete numerous steps internally prior to proceeding to a contract award. Noting these considerations, HHS indicated in its letter a tentative award date of January 31, 2007. Successful completion of these negotiations and the award of an ARS contract would mark the first-ever procurement by the U.S. government of a drug developed specifically to treat ARS, a life-threatening condition resulting from exposure to high levels of radiation.

About Hollis-Eden

Hollis-Eden Pharmaceuticals, Inc. is developing a proprietary new class of small molecule compounds that are metabolites or synthetic analogs of adrenal steroid hormones. These compounds, designed to restore the biological activity of cellular signaling pathways disrupted by disease and aging, have been demonstrated in humans to possess several properties with potential therapeutic benefit – they regulate innate and adaptive immunity, reduce nonproductive inflammation and stimulate cell proliferation. The Company’s lead product candidate, NEUMUNE, is entering late-stage development for the treatment of Acute Radiation Syndrome (ARS), a life-threatening condition resulting from exposure to high levels of radiation following a nuclear or radiological incident, and is being explored for use in combating healthcare-associated infections. Hollis-Eden also is profiling optimized second-generation compounds for potential clinical development in a broad spectrum of therapeutic categories including hematology, metabolic disorders, autoimmune disorders, pulmonary diseases, oncology and infectious diseases. For more information on Hollis-Eden, visit the Company's website at www.holliseden.com.

This press release contains forward-looking statements within the meaning of the federal securities laws concerning, among other things, the potential and prospects of the Company's drug discovery program and its drug candidates. Any statement included in this press release that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause the Company's actual results to differ materially from historical results or those expressed or implied by such forward-looking statements. Such statements are subject to certain risks and uncertainties inherent in the Company’s business, including, but not limited to: the ability to complete preclinical and clinical trials successfully and within specified timelines, if at all; the ability to obtain regulatory approval for NEUMUNE under the U.S. Food and Drug Administration Animal Efficacy Rule, even if shown to be effective in preclinical studies; the ability to receive any stockpiling orders for NEUMUNE from the U.S. federal, state and foreign governments or agencies, even if approved by regulatory authorities; the Company's future capital needs; the Company's ability to obtain additional funding; the ability of the Company to protect its intellectual property rights and to not infringe the intellectual property rights of others; the development of competitive products by other companies; and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company undertakes no obligation to update or revise the information contained in this press release as a result of new information, future events or circumstances arising after the date of this press release.

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Contact: Dan Burgess, Chief Operating Officer and CFO

or Scott Rieger, Director, Corporate Communications

Hollis-Eden Pharmaceuticals

(858) 587-9333